Exhibit 23.2
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GeneDx Holdings Corp. 2021 Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan of our report dated March 15, 2022, with respect to the combined carve out financial statements of GeneDx, Inc. and subsidiary, included in the Proxy Statement of GeneDx Holdings Corp. dated March 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida
January 9, 2023